Exhibit 99.1

YOUR VOTE IS IMPORTANT!

PLEASE TAKE A MOMENT NOW TO VOTE YOUR SHARES OF

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. COMMON STOCK

FOR THE UPCOMING SPECIAL MEETING OF STOCKHOLDERS

PLEASE REVIEW THE JOINT PROXY STATEMENT/PROSPECTUS AND

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE TODAY

SPECIAL MEETING OF THE STOCKHOLDERS, [MONTH] [DAY], 2007

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

By signing and returning this proxy, the undersigned hereby appoints Terrence A. Duffy, Craig S. Donohue and Phupinder S. Gill, and each of them, with full power to act alone and with full power of substitution, as proxy, to attend the Special Meeting of Stockholders of Chicago Mercantile Exchange Holdings Inc. (“CME Holdings”) to be held on [                ], 2007, at [                ], Chicago time, at [                ], Chicago, Illinois, and any postponement or adjournment thereof (the “Special Meeting”), and to vote all shares of common stock of CME Holdings held of record by such stockholder(s) as of the close of business on February 9, 2007, upon the proposals as designated on the reverse side.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED ON THE REVERSE SIDE. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any matters incident to the conduct of the Special Meeting, including any motion to adjourn or postpone the Special Meeting. The proposals are fully set forth in the Proxy Statement related to the Special Meeting, receipt of which is hereby acknowledged.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Internet voting is available 24 hours a day up until 11:59 P.M. Eastern Time the day before [the meeting date]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Chicago Mercantile Exchange Holdings Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Call the toll-free number in the U.S., Canada or Puerto Rico using any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before [the meeting date]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to Chicago Mercantile Exchange Holdings Inc., c/o D.F. King & Co., 48 Wall Street, 22nd Floor, New York, NY 10005.

If you have questions about how to vote your shares, please contact D.F. King & Co., which is assisting us with this vote, at 1-800-769-7666.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: 05INCH KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.
1.	Proposal to adopt the Agreement and Plan of Merger, dated as of October 17, 2006, as amended on December 20, 2006, by and among Chicago Mercantile Exchange Holdings Inc., CBOT Holdings, Inc. and Board of Trade of the City of Chicago, Inc. and the transactions contemplated by the merger agreement, including the merger, pursuant to which CBOT Holdings, Inc. would merge with and into Chicago Mercantile Exchange Holdings Inc.	For ☐	Against ☐	Abstain ☐

2.	To adjourn or postpone the CME Holdings special meeting, if necessary, to solicit additional proxies.	For ☐	Against ☐	Abstain ☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE CME HOLDINGS SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide FULL title.

Signature 1 – Please keep signature within box	Signature 2 – Please keep signature within box	Date (mm/dd/yyyy)
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